GRANT THORNTON

Accountants and Business Advisors






        September 7, 2005

        U.S. Securities and Exchange Commission
        Office of the Chief Accountant
        100 F Street, NE
        Washington, DC 20549

        Re: Bella Vista Capital, Inc.
            File No. 0-30507

        Dear Sir or Madam:

        We have read Item 4.01 of Form 8-K of Bella Vista Capital, Inc. dated September 1, 2005, and agree with the statements concerning our Firm contained therein.

        Very truly yours,

        /s/ GRANT THORNTON LLP




















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